Exhibit 99.1

News Contact:
+1 (813) 204-4099
investors@lazydays.com

Lazydays Holdings, Inc. Provides Preliminary Second Quarter Results

Tampa, FL (July 13, 2021) – Lazydays Holdings, Inc. (“Lazydays” or the “Company”) (NasdaqCM: LAZY) provided preliminary results for the quarter ended June 30, 2021. It is important to note that results are preliminary, unaudited, have not been subject to a quarterly review and should be read in conjunction with the Company’s annual report on Form 10-K/A for the year ended December 31, 2020, which the Company filed on June 25, 2021, and its quarterly report on Form 10-Q for the quarter ended March 31, 2021, which the Company filed on June 28, 2021. Preliminary Revenue for the second quarter ended June 30, 2021 is $322.8 million, up $108.8 million versus the second quarter 2020 (restated), and net income is $25.8 million, up $20.4 million versus the second quarter 2020 (restated).

“We are very pleased to set an all-time quarterly revenue and EBITDA record for Lazydays in the second quarter,” stated William P. Murnane, Chairman and CEO of Lazydays. “Our growth strategy continues to drive strong results and outpace the market. In the first half of 2021 we generated adjusted EBITDA of over $69 million, exceeding our $59 million full year 2020 adjusted EBITDA by $10 million. Not only did we experience strong growth in the quarter, we also had robust growth in June. Our June unit sales of 1,369 increased 25% vs June 2020 unit sales of 1,091, and increased 118% vs. June 2019 unit sales of 628. We are very proud of the Lazydays team for these outstanding accomplishments,” commented Murnane.

Preliminary key metrics for the quarter are provided below, along with a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income.

Quarter ending June 30, 2021 Preliminary Results:

●	Adjusted EBITDA increased 177% to $41.3 million versus $14.9 million in the second quarter of 2020. This is an all-time quarterly adjusted EBITDA record for Lazydays, surpassing the previous record of $27.8 million set in the first quarter of 2021.
●	RV unit sales increased 43% to 4,208 units versus 2,950 units in the second quarter of 2020.
●	RV unit sales increased 101% vs. 2,092 units in the second quarter of 2019.
●	Total Revenue increased 50.9% to $322.8 million compared to $214.0 million in the second quarter of 2020. This is also an all-time quarterly record for the Company.
●	Total Revenue increased 91.6% compared to total revenue of $168.5 million in the second quarter of 2019.
●	The Company ended the quarter with a cash balance of $104.3 million, up $42.2 million from June 30, 2020 and $40.8 million from December 31, 2020.
●	Dealership inventory levels remain flat as customer demand continues to match or exceed incoming OEM shipments.
●	The Company’s growth pipeline continues to be robust and the Company expects to add 3 dealerships to its network in the third quarter of 2021 as a result of its planned acquisition of B. Young RV in Oregon and Washington and Burlington RV in Wisconsin.

ABOUT LAZYDAYS RV

As an iconic brand in the RV industry, Lazydays, The RV Authority, consistently provides the best RV sales, service, and ownership experience, which is why RVers and their families become Customers for Life. Lazydays continues to add locations at a rapid pace as it executes its geographic expansion strategy that includes both acquisitions and greenfields.

Since 1976, Lazydays RV has built a reputation for providing an outstanding customer experience with exceptional service excellence and unparalleled product expertise, along with being a preferred place to rest and recharge with other RVers. By offering the largest selection of RV brands from the nation’s leading manufacturers, state-of-the-art service facilities, and thousands of accessories and hard-to-find parts, Lazydays RV provides everything RVers need and want.

Lazydays Holdings, Inc. is a publicly listed company on the Nasdaq stock exchange under the ticker “LAZY.”

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements describe Lazydays future plans, projections, strategies and expectations, including statements regarding Lazydays’ expectations for future operating results, its expectations regarding the impact of its acquisition of its recently acquired dealerships in Phoenix, Arizona, Elkhart, Indiana, and Burns Harbor, Indiana, Marysville, TN, and its greenfield start-ups near Houston, Texas and Nashville, Tennessee, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Lazydays. Actual results could differ materially from those projected due to various factors, including economic conditions generally, conditions in the credit markets and changes in interest rates, conditions in the capital markets, the global impact of the pandemic outbreak of coronavirus (COVID-19) and other factors described from time to time in Lazydays’ SEC reports and filings, which are available at www.sec.gov. Forward-looking statements contained in this news release speak only as of the date of this news release, and Lazydays undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

Non-GAAP Financial Measure

Adjusted EBITDA. Adjusted EBITDA is a not a U.S. Generally Accepted Accounting Principle (“GAAP”) financial measure, but it is one of the primary non-GAAP measures management uses to evaluate the financial performance of the business. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in the recreational vehicle industry. The Company uses Adjusted EBITDA to supplement GAAP measures of performance as follows:

●	as a measurement of operating performance to assist in comparing the operating performance of the
Company’s business on a consistent basis, and remove the impact of items not directly resulting from the Company’s core operations;
●	for planning purposes, including the preparation of the Company’s internal annual operating budget and financial projections;
●	to evaluate the performance and effectiveness of the Company’s operational strategies; and
●	to evaluate the Company’s capacity to fund capital expenditures and expand the business.

The Company defines Adjusted EBITDA as net income excluding depreciation and amortization of property and equipment, non-floor plan interest expense, amortization of intangible assets, income tax expense, stock-based compensation, transaction costs and other supplemental adjustments which for the periods presented includes LIFO adjustments, severance costs and other one-time charges, PPP loan forgiveness, and loss on sale of property and equipment.

The Company believes Adjusted EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of the business, such as sales growth, operating costs, selling and administrative expense and other operating income and expense. The Company believes Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations, or a measure comparable to net (loss) income as it does not take into account certain requirements such as non-recurring gains and losses which are not deemed to be a normal part of the underlying business activities.

The Company’s measure of Adjusted EBITDA is not necessarily comparable to similarly titled captions of other companies due to different methods of calculation. The Company compensates for these limitations by using Adjusted EBITDA as only one of several measures for evaluating business performance. In addition, capital expenditures, which impact depreciation and amortization, interest expense, and income tax expense, are reviewed separately by management.

A reconciliation of preliminary net income to preliminary EBITDA and preliminary Adjusted EBITDA for the periods presented follows:

	Three Months Ended June 30,
	2021	2020 (Restated)

EBITDA
Net income	$25,754	$5,310
Interest expense, net*	1,861	2,018
Depreciation and amortization of property and equipment	2,025	1,624
Amortization of intangible assets	1,309	1,047
Income tax expense	9,087	2,536
Subtotal EBITDA	40,036	12,535
Floor plan interest	(326)	(565)
LIFO adjustment	177	(239)
Transaction costs	475	45
PPP loan forgivenesss	(6,148)	-
Loss on sale of property and equipment	-	6
Change in fair value of warrant liabilties	6,748	2,758
Inducement loss on warrant conversion	-	-
Stock-based compensation	311	340
Adjusted EBITDA	$41,273	$14,880

* Interest expense includes $1,206 and $1,178 relating to finance lease payments for the three months ended March 31, 2021 and 2020, respectively. Depreciation on leased assets under finance leases is included in depreciation expense and included in net income. Operating lease payments are included as rent expense and included in net income.

	Three Months Ended June 30,
	2021	2020 (Restated)

EBITDA margin
Net income margin	8.0%	2.5%
Interest expense, net	0.6%	0.9%
Depreciation and amortization of property and equipment	0.6%	0.8%
Amortization of intangible assets	0.4%	0.5%
Income tax expense	2.8%	1.2%
Subtotal EBITDA margin	12.4%	5.9%
Floor plan interest	-0.1%	-0.3%
LIFO adjustment	0.1%	-0.1%
Transaction costs	0.1%	0.0%
PPP loan forgivenesss	-1.9%	0.0%
Loss on sale of property and equipment	0.0%	0.0%
Change in fair value of warrant liabilties	2.1%	1.3%
Inducement loss on warrant conversion	0.0%	0.0%
Stock-based compensation	0.1%	0.2%
Adjusted EBITDA	12.8%	7.0%

Note: Figures in the table may not recalculate exactly due to rounding.

	Six Months Ended June 30,
	2021	2020 (Restated)

EBITDA
Net income	$34,601	$8,709
Interest expense, net*	3,727	4,513
Depreciation and amortization of property and equipment	3,969	3,213
Amortization of intangible assets	2,590	2,095
Income tax expense	14,564	3,836
Subtotal EBITDA	59,451	22,366
Floor plan interest	(783)	(1,595)
LIFO adjustment	2,064	435
Transaction costs	850	301
PPP loan forgivenesss	(6,626)	-
(Gain) loss on sale of property and equipment	(3)	8
Change in fair value of warrant liabilties	13,216	2,346
Inducement loss on warrant conversion	246	-
Stock-based compensation	683	1,020
Adjusted EBITDA	$69,098	$24,881

* Interest expense includes $2,418 and $2,360 relating to finance lease payments for the three months ended March 31, 2021 and 2020, respectively. Depreciation on leased assets under finance leases is included in depreciation expense and included in net income. Operating lease payments are included as rent expense and included in net income.

	Six Months Ended June 30,
	2021	2020 (Restated)

EBITDA margin
Net income margin	5.8%	2.2%
Interest expense, net	0.6%	1.1%
Depreciation and amortization of property and equipment	0.7%	0.8%
Amortization of intangible assets	0.4%	0.5%
Income tax expense	2.5%	0.9%
Subtotal EBITDA margin	10.0%	5.5%
Floor plan interest	-0.1%	-0.4%
LIFO adjustment	0.3%	0.1%
Transaction costs	0.1%	0.1%
PPP loan forgivenesss	-1.1%	0.0%
Loss on sale of property and equipment	0.0%	0.0%
Change in fair value of warrant liabilties	2.2%	0.6%
Inducement loss on warrant conversion	0.0%	0.0%
Stock-based compensation	0.1%	0.3%
Adjusted EBITDA	11.6%	6.1%

Note: Figures in the table may not recalculate exactly due to rounding.